Exhibit 8.1

To the Board of Directors of Globant S.A. 5, rue Guillaume Kroll, L-1882 Luxembourg Grand Duchy of Luxembourg

Luxembourg, [***] June 2015

Our ref. 017966-70004 / 13340033v1
alain.goebel@arendt.com
Tel. : (352) 40 78 78-512
Fax : (352) 40 78 04-635

GLOBANT S.A. – F1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Globant S.A., a société anonyme, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 173 727, (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the US Securities Act of 1933, as amended, relating to the offering of shares of the Company.

We hereby confirm that the discussion set forth under the caption “Taxation – Luxembourg Tax Considerations”, in the prospectus of the Company with respect to the shares of the Company, which is part of the Company’s Registration Statement filed on this date, is our opinion.

For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” and “Taxation” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We express no opinion as to any laws other that the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law.

This opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Very truly yours,

By and on behalf of Arendt & Medernach SA

Alain Goebel

Partner

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